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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 300,000 shares of common stock of Archer-Daniels-Midland Company pursuant to the Archer-Daniels-Midland Company Voluntary Employee Payroll Deduction Stock Purchase Plan of our report dated August 1, 2001, with respect to the consolidated financial statements of Archer-Daniels-Midland Company incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
April 10, 2002

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CONSENT OF INDEPENDENT AUDITORS